UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2021

TORRID HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40571	84-3517567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18501 East San Jose Avenue

City of Industry, California 91748

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 667-1002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	CURV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2021, Torrid Holdings Inc. (the “Company”) announced that Mr. George Wehlitz will resign as Chief Financial Officer (“CFO”) at the end of the first quarter of fiscal year 2022. Mr. Wehlitz will be retiring, and his resignation is not related to any issues regarding financial disclosures or accounting matters. Mr. Wehlitz will continue to serve in an advisory role after retiring from his current CFO position.

Item 7.01 Regulation FD Disclosure.

On December 8, 2021, the Company issued a press release announcing the planned retirement of Mr. Wehlitz as CFO. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Torrid Holdings Inc. dated December 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRID HOLDINGS INC.

By:	/s/ George Wehlitz
Name:	George Wehlitz
Title:	Chief Financial Officer

Date: December 8, 2021

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